For period ended 8-31-00
File Number 811-4767



Item 77.O  Transactions effected pursuant to Rule 10f-3.

           The following Rule 10f-3 transactions were effected by the Heritage Income-Growth Trust:

                                         Date                             Securities
       Security:            Date of    offering   Purchase                 acquired        Amount        Total
                            Purchase:  commenced:  price:   Commission:      from:       purchased:    Offering:

1.  AT&T Wireless            04/26/00   04/26/00   $29.50     $0.05     Goldman; Smith;   $188,800   $10,620,000,000
                                                                         First Boston;
                                                                         Merrill Lynch


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